                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 11, 1997
                                                -------------------------------

                             EPL Technologies, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                  0-28444                    84-0990658
-------------------------------------------------------------------------------
       (State or other            (Commission                (IRS Employer
jurisdiction of incorporation)     File Number)            Identification No.)

2 International Plaza, Suite 245, Philadelphia, PA             19113-1507
-------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code          (610) 521-4400
                                                  -----------------------------

                                 Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


ITEM 2. ACQUISITION OF ASSETS


On December 11, 1997, EPL Technologies, Inc. (the "Company") acquired all of the issued and outstanding share capital of Fabbri Artes Graficas Valencia S.A. ("Fabbri"), a Spanish company, through a newly formed, wholly-owned subsidiary of the Company, EPL Technologies SL ("The Fabbri Acquisition") . Fabbri is based in Valencia, Spain and is a converter, printer and marketer of specialty flexible packaging, servicing principally the southern European citrus fruit market. The business was acquired from UK-based Sidlaw Group Plc, an English public company, in a cash transaction valued at US $5,500,000 (825 million pesetas @ 1.00 : 150 pesetas). The Company will account for the Fabbri Acquisition under the purchase method of accounting.


In November 1997, the Company conducted a private placement of 12,500 shares of its Series D Preferred Stock, par value $0.01 per share (the "Series D Stock"), at a price of $1,000 per share, raising gross proceeds of $12,500,000, before deducting associated issuance costs ("The Series D Placement"). A portion of the proceeds of the Series D Placement was used to finance the Fabbri Acquisition. The proceeds from the Series D Placement were also used to pay down an existing line of credit with a related party. The balance of the net proceeds will be used for working capital and general corporate purposes.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Business Acquired


         Financial statements of the business acquired, reflecting the assets acquired and the revenues and expenses of Fabbri, are included in this report and are listed in the Index to Pro Forma Financial Information and Financial Statements.


         (b) Pro Forma Financial Information


         Pro Forma financial information, reflecting the acquisition of Fabbri, is included in this report and is listed in the Index to Pro Forma Financial Information and Financial Statements.


         (c) Exhibits

         2.1 Agreement for the sale and purchase of the entire issued share capital of Fabbri Artes Graficas Valencia S.A., dated December 11, 1997 (previously filed on Form 8-K)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 12, 1998               EPL Technologies, Inc.

                                        By: /s/ Paul L. Devine
                                            ______________________
                                            Paul L. Devine
                                            Chairman, President
                                            and Chief Executive Officer

                             EPL TECHNOLOGIES, INC.
                    INDEX TO PRO FORMA FINANCIAL INFORMATION
                            AND FINANCIAL STATEMENTS




Fabbri Artes Graficas Valencia S.A.

     Audited Consolidated Financial Statements:
       Independent Auditors' Report                                       F-3

      Consolidated Balance Sheets as of September 30, 1997 and 1996       F-4

      Consolidated Statements of Income for the Years Ended
         September 30, 1997 and 1996.                                     F-5

      Consolidated Statements of Cash Flows for the Years Ended
         September 30, 1997 and 1996                                      F-6

      Notes to Consolidated Financial Statements                          F-7

EPL Technologies, Inc. - Unaudited Pro Forma Financial Information

      Unaudited Pro Forma Information                                     F-21

      Unaudited Condensed Consolidated Pro Forma Statement of Operations
        for the Year Ended December 31, 1996                              F-22

      Unaudited Condensed Consolidated Pro Forma Statement of Operations
        for the Nine Months Ended September 30, 1997                      F-23

      Notes to the Unaudited Condensed Consolidated
        Pro Forma Statements of Operations                                F-24

      Unaudited Condensed Consolidated Pro Forma Balance Sheet as
        of September 30, 1997                                             F-25

      Notes to the Unaudited Condensed Consolidated
        Pro Forma Balance Sheet                                           F-26

[COOPERS & LYBRAND LOGO]


FABBRI ARTES GRAFICAS VALENCIA, S.A.

AUDITOR'S REPORT OF THE FINANCIAL STATEMENTS
 AS OF SEPTEMBER 30, 1997 AND 1996

[COOPERS & LYBRAND LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Unique Shareholder of
 FABBRI ARTES GRAFICAS VALENCIA, S.A.

         We have audited the accompanying balance sheets of FABBRI ARTES GRAFICAS VALENCIA, S.A as of September 30, 1997 and 1996 and the related statements of income and cash flows for each of the two years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

2. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FABBRI ARTES GRAFICAS VALENCIA, S.A as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

4. In accordance with Royal Decree Law 7/1996 of June 7, on urgent tax and other measures designed to promote and deregulate economic activities, the Company has revalued its tangible assets as for statutory purposes. The effect of this revaluation has led to an increase in tangible assets of Ptas 104,4 million and a revaluation reserve of Ptas 101,3 million, net of the tax thereon of Ptas 3,1 million. Due to the fact that the revaluation of tangible assets is not acceptable under generally accepted accounting principles in the United States, the effect has been offset. As a consequence, the tax bases of the revalued assets are higher than the reported amounts as for United States purposes, which supposes a temporary difference according with SFAS-109. Therefore the Company has recorded a deferred tax asset against the provision for income taxes for an amount of Ptas 33,1 million, which will be reversed with the tax effect of the annual depreciation of the revaluation. Ptas 6,4 million have been reversed in the twelve month period ended on September 30, 1997. This effect supposes that the income statement for the year ended September 30, 1997 is not strictly comparable with 1996.

COOPERS & LYBRAND, S.A.


/s/ Jorge Molina
--------------------------------------
Jorge Molina
February 9, 1998

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                                  BALANCE SHEET
                               (Thousand pesetas)

                                     ASSETS

                                                                                      SEPTEMBER 30,
                                                                                      -------------
                                                                                1.997                1.996
                                                                                -----                -----
         CURRENT ASSETS:
           Cash and cash equivalents                                           54.074                11.893
           Marketable securities  (note 4)                                     25.000                25.000
           Accounts receivable (note 5)                                       225.073               299.434
           Deferred tax assets                                                  9.536                   333
           Inventories (note 6)                                               221.959               173.944
                                                                              -------               -------
                TOTAL CURRENT ASSETS                                          535.642               510.604
                                                                              -------               -------

         Property and equipment, net (note 7)                                 286.084               294.856
         Deferred tax assets (note 10)                                         26.753                     -
         Long-term receivables and other assets (note 8)                        1.096                   812
                                                                                -----                   ---
               TOTAL LONG-TERM ASSETS                                         313.933               295.668
                                                                              -------               -------

                                    TOTAL ASSETS                              849.575               806.272
                                                                              =======               =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                      SEPTEMBER 30,
                                                                                      -------------
                                                                               1.997                 1.996
                                                                               -----                 -----
        CURRENT LIABILITIES:
            Accounts payable, trade (note 9)                                  135.650                89.990
            Amounts owed to group undertakings                                 12.050                10.685
           Other accrued liabilities (note 9)                                  27.680                21.147
                                                                               ------                ------
              TOTAL CURRENT LIABILITIES                                       175.380               121.822
                                                                              -------               -------

        LONG-TERM LIABILITIES:
            Deferred tax liabilities                                            2.354                 6.215
                                                                                -----                 -----
             TOTAL LONG-TERM LIABILITIES                                        2.354                 6.215
                                                                                -----                 -----

             TOTAL LIABILITIES                                                177.734               128.037
                                                                              =======               =======

        SHAREHOLDERS' EQUITY (NOTE 10)
          Share capital                                                        74.686                74.686
           Reserves                                                           573.270               593.362
          Profit for the year                                                  23.885                10.187
                                                                               ------                ------
        TOTAL SHAREHOLDERS' EQUITY                                            671.841               678.235
                                                                              -------               -------

        TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                              849.575               806.272
                                                                              =======               =======

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                               STATEMENT OF INCOME
                               (Thousand pesetas)


                                                                                   SEPTEMBER 30,
                                                                                   -------------
                                                                           1.997                   1.996
                                                                           -----                   -----
         Net sales                                                       1.088.634               1.030.015
           Cost of sales                                                  (937.374)               (855.567)
                                                                         ---------               ---------
               GROSS PROFIT                                                151.260                 174.448

           Selling, general and administrative exp.                      (187.729)               (193.851)
                                                                         ---------               ---------

                 OPERATING INCOME                                         (36.469)                (19.403)

           Interest expense, net (note 13)                                  12.275                  23.838
           Other income, net                                                 8.262                   9.389
                                                                             -----                   -----

          INCOME BEFORE INCOME TAXES                                      (15.932)                  13.824

         Provision for income taxes                                         39.817                 (3.637)
                                                                            ------                 -------

                 NET INCOME                                                 23.885                  10.187
                                                                            ======                  ======

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                             STATEMENT OF CASH FLOWS
                               (Thousand pesetas)


                                                                                   SEPTEMBER 30,
                                                                                   -------------
                                                                             1.997              1.996
                                                                             -----              -----
         CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
             NET INCOME                                                      23.885             10.187
                   Adjustments to reconcile net income to
                       net cash from operating activities:
                   Amortization                                              40.836             38.153
                   Provisions                                                  (375)             2.283
                   Other income                                                (279)              (965)
                   Gain or losses on sale of fixed assets                     1.210                  -
                   Deferred income taxes                                    (39.817)            (3.662)
                  Changes in current assets and liabilities:
                   Accounts receivable                                       73.629           (119.665)
                    Inventories                                             (46.908)            14.416
                    Accounts payable                                         53.558             17.131

           NET CASH FROM OPERATING ACTIVITIES                               105.739            (42.122)
                                                                            -------            -------

         CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
                 Proceeds from sales of marketable securities               285.000            677.000
                 Purchases of marketable securities                        (285.000)          (605.000)
                 Purchase of fixed and intangible assets                    (37.260)           (31.850)
                 Proceeds from sales of fixed and
                     intangible assets                                        3.986                  -
                 (Increase)/Decrease in other assets                           (284)              (184)

               NET CASH FROM (USED IN) INVESTING ACTIVITIES                 (33.558)            39.966
                                                                            -------             ------

         CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
                 Dividends paid                                             (30.000)                 -

              NET CASH FROM (USED IN) FINANCING ACTIVITIES                  (30.000)                 -
                                                                            -------            -------

                 INCREASE OR DECREASE IN CASH AND
                     CASH EQUIVALENTS                                        42.181             (2.156)
                                                                             ------            -------
                Cash and cash equivalents, beginning of
                     the year                                                11.893             14.049

                CASH AND CASH EQUIVALENTS, END OF THE YEAR                   54.074             11.893
                                                                             ======             ======

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS

1.       ACTIVITIES

         FABBRI ARTES GRAFICAS VALENCIA, S.A. (hereinafter, Fabbri, S.A.) is primarily engaged in printing text and images, in addition to manufacturing plastic containers. Its industrial installations, together with its registered domicile for tax and mercantile purposes are located at Avda. de les Comarques del Pais Valencia, 56, in Quart de Poblet (Valencia).

         In accordance with Additional Provision 2 of Law 2/1995 of 23 March on Limited Liability Companies, which amends the content of the Spanish Companies Act, the Company has registered at the Mercantile Registry as a Single Shareholder Company.

2.       BASIS OF PRESENTATION

a)       True and fair view

         The annual accounts have been prepared on the basis of the Company's accounting records and are presented in compliance with the United States generally accepted accounting principles so as to provide a true and fair view of the Company's net worth, its financial situation and the results of its operations.

b)       Comparability

         At the General Meeting held on 20 June 1997, a resolution was adopted to revalue as for Spanish accounting and tax purposes its fixed assets in accordance with Royal Decree-Law 7/1996, of 7 June, on Urgent Tax Measures to Liberalise Economic Activities. As a result the Company has recorded an increase in tangible fixed assets totalling Ptas 114,428,000 pesetas and a revaluation reserve totalling Ptas 101,295,000 pesetas. Therefore the 1997 financial statements are not necessarily comparable with those from 1996.

          The effect of the fixed assets revaluation has been offset in these financial statements in order to comply with United States generally accepted accounting principles. This accounting treatment supposes a difference between the tax bases of fixed assets and their amounts for financial reporting. As a consequence and in accordance with SFAS-109, the Company has recorded a deferred tax asset-non current for the effect of the revalued amount corresponding to depreciable assets, which raises to Ptas 33.1 million. This asset will be reversed in future years with the tax effect corresponding to the excess of the tax over accounting depreciation.


          As a consequence, the income statement for the year ended September 30, 1997 is not strictly comparable with 1996.

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS

3.       ACCOUNTING POLICIES

a)       Property and equipment, net

         Property and equipment are stated at cost and are depreciated on a straight line basis over their estimated useful lives, which are as follows:


                                                                                      %
                                                                                    -----
           Buildings                                                                 3-5
           Plant and machinery                                                      9-15
           Tooling                                                                   10
           Fixtures                                                                  10
           Data-processing equipment                                                 25
           Vehicles                                                                  16
           Other tangible fixed assets                                               10


         Improvements which extend the useful lives of existing assets are capitalized. Repair and maintenance costs are expensed in the year in which they are incurred. When tangible fixed assets are retired or otherwise disposed of, the asset and accumulated depreciation accounts are adjusted accordingly.


          The Company adopted Statement of Financial Accounting No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of", as of October 1, 1996. No effect has been recorded of adopting this standard.

b)       Inventories

          Inventories are stated at the lower of acquisition or production cost and market value. Production cost includes materials, labour and manufacturing expense and is calculated using average weighted cost method.

         In those cases where the market or replacement value of inventories is lower than the acquisition/production cost the relevant corrections in value are made.

c)       Transactions denominated in foreign currencies

         Debtors and creditors denominated in foreign currencies are stated at year-end exchange rates. Transactions in foreign currencies are recorded in the profit and loss account at the exchange rates on the dates when they took place. Realized gains, together with realized and unrealized losses on exchange, are taken to profit and loss for the year.

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS



d)      Marketable securities

        Marketable securities are recorded according with Statement of Financial Accounting Standards N(0).115, "Accounting for certain investments in debt and equity securities". SFAS N(0) 115 requires certain securities to be categorized as either trading, available for sale or held to maturity. Trading securities are carried at fair value with unrealized gains and losses included in income. Available for sale securities are carried at fair value with unrealized gains and losses recorded as a separate component of shareholders' equity. Held to maturity securities are carried at amortized cost.

e)      Corporation tax

        Corporation tax expense is recognized based on the reported profit as adjusted for permanent differences between reported and taxable profits and the effects of any tax credits and deductions. Deferred tax assets and liabilities arising from timing differences in the recognition of income and expense for accounting and tax purposes and other events that create differences between the tax bases of assets and their amounts for financial reporting, are recorded in the balance sheet until the underlying timing differences reverse.

        Tax credits and deductions and the tax effect of applying tax loss carryforwards are treated as a reduction in the corporation tax expense for the year in which the losses and credit occurred, if the compensation is reasonably secured in future years.

        The Company provides in full for all its deferred tax liabilities even though they may not be expected to reverse in the foreseeable future. The provision is adjusted to reflect changes in the Corporation Tax rate. Deferred tax assets are recorded if there is reasonable assurance that they will be realized.

f)      Creditors

        Short and long-term loans are stated at the amount at which they are to be repaid and any implicit interest included either in their face value or their repayment value is recorded as long-term receivables and others. Such interest is charged to earnings using a financial method.

g)      Severance payments

        According with SFAS-5 and EITF Issue 94-3 the Company records the liability for certain employee termination benefits, when it has been approved by the management having the appropriate level of authority and it has been announced to a group of employees that includes the affected employees.

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS


h)      Revenue Recognition and Allowance for doubtful accounts

        Revenue is recognized when products are shipped. The Company provides for all receivables which collection is not reasonably assured.


4.      MARKETABLE SECURITIES

        The movements and the classification of marketable securities are set out below:


                                             THOUSAND PESETAS
                                 -------------------------------------------
                                 OPENING                             CLOSING
                                 BALANCE                             BALANCE
                                 01.10.96  ADDITIONS    DISPOSALS    30.09.97
                                 --------  ---------    ---------    --------

        Securiting porfolio       25.000    285.000      285.000      25.000
        (Government debt)         ------    -------      -------      ------
                                  25.000    285.000      285.000      25.000
                                  ======    =======      =======      ======


5.      ACCOUNTS RECEIVABLE

        A breakdown of this account is as follows:


                                                  THOUSAND PESETAS
                                                  ----------------
                                            30.09.1997         30.09.1996
                                            ----------         ----------

     Trade debtors                            271.612             250.069
     Other debtors                                965               2.986
     Notes receivable to group                      -             101.953
      undertakings
     Taxes refundable                           9.292                 760
                                              -------            --------

                                              281.869             355.768

     Less provisions for doubtful
     accounts                                 (56.796)            (56.334)
                                              -------            --------

                                              225.073             299.434
                                              =======            ========

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS


6.      INVENTORIES


        A breakdown of this account is as follows:

                                                    THOUSAND PESETAS
                                                    ----------------
                                              30.09.1997          30.09.1996
                                              ----------          ----------


     Raw material and other consumables         171.056             135.424
     Goods purchased for resale                  56.492              42.845
     Payments on account                             -                2.371
                                                -------             -------

                                                227.548             180.640

     Less provision for obsolescence             (5.589)             (6.696)
                                                -------             -------

                                                221.959             173.944
                                                =======             =======

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS


7.      PROPERTY AND EQUIPMENT, NET

        Movements in the accounts included under Property and equipment, net are set out below:


                                                           THOUSAND PESETAS
                                                           ----------------
            COST
            ----

            OPENING BALANCE 01.10.96                             768.855
            Additions                                             37.260
            Disposals                                            (15.462)
                                                                 -------

            CLOSING BALANCE 30.09.97                             790.653
                                                                 -------
            AMORTIZATION
            ------------

            OPENING BALANCE 01.10.96                             473.999
            Additions                                             40.836
            Disposals                                            (10.266)
                                                                 --------

            CLOSING BALANCE 30.09.97                             504.569
                                                                 -------
            NET BOOK VALUE
            --------------

            OPENING BALANCE 01.10.96                             294.856
                                                                 =======
            CLOSING BALANCE 30.09.97                             286.084
                                                                 =======


a)      Fully-depreciated assets

        At 30 September 1997 fully depreciated assets with an original cost of Ptas 127,921,000 pesetas are still being used in operations (1996: Ptas 92,868,000 pesetas)

b)      Commitments

        The company has no commitments to purchase new tangible fixed assets.

c)      Liens and encumbrances

        There are no liens or encumbrances on any tangible fixed assets owned by the company.

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS

d)      Fixed assets no longer used in operations

        At 30 September 1997 tangible fixed assets with an original cost of Ptas 42,573,000 pesetas and accumulated depreciation totalling Ptas 15,094,000 were no longer used in operations. (1996: Ptas 42,573,000 and Ptas 13,752,000 respectively).

        The Company has entered an agreement with a third Company to hire this asset. The Company has not recorded any impairment loss for this asset, because it considers that the future cash inflows of the agreement will exceed the depreciation and other fixed charges of the asset.


8.      LONG-TERM RECEIVABLES AND OTHER ASSETS

        The balance recorded under this heading refers to deposits and guarantees which at the year end amounted to Ptas. 1.096.000.


9.      CURRENT LIABILITIES

a)      Accounts payable, trade


                                                             THOUSAND PESETAS
                                                    --------------------------------
                                                    30.09.1997            30.09.1996
                                                    ----------            ----------

        Prepayments received for orders                   226                      -

        Payables for goods or services                135.931                 90.591
        Containers to be returned to suppliers           (507)                  (601)
                                                      -------                 ------
                                                      135.650                 89.990
                                                      =======                 ======


b)      Other accrued liabilities


                                                             THOUSAND PESETAS
                                                    --------------------------------
                                                    30.09.1997            30.09.1996
                                                    ----------            ----------


        Employee taxes and VAT payable               19.853                  9.882
        Accrued wages and salaries                    7.827                 11.265
                                                     ------                 ------

                                                     27.680                 21.147
                                                     ======                 ======

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS

c)      Bank loans and overdrafts falling due within one year

        The Company maintains facilities for discounting of bills with the credit institutions listed below:


         ENTITY                  LIMIT        DRAWN DOWN        COLLECTION
         ------                  -----        ----------        MANAGEMENT
                                                                ----------

Banco Bilbao-Vizcaya             75.000           -                      -
Banesto                          50.000           -                      -
Bankinter                        50.000           -                      -
Banco de Santander               70.000           -                  2.974
                                 ------                              -----

                                245.000                              2.974
                                =======                              =====


10.     CORPORATION TAX AND TAX SITUATION

        Because certain items are treated differently for tax and financial reporting purposes, the tax profit differs from the profit reported in these accounts. Deferred tax assets and liabilities arise when an item is recorded under income or expense for the computation of taxable income in one period but is included for the computation of accounting income in another period.

        The reconciliation between reported profits and taxable profits is set out below:


                                                               THOUSAND PESETAS
                                       ------------------------------------------------
                                                   30.09.1997                30.09.1996
                                       ----------------------------------    ----------
                                       INCREASES    DECREASES
                                       ---------    ---------
Reported net profit/(loss)                                         23.885        10.187
Corporation tax                                                   (39.817)        3.637
                                                                  --------       ------
Profit/(loss) before taxes                                        (15.932)       13.824
Permanent differences                     3.220         (244)       2.976         2.063
Timing differences:
- arising during the year                             (1.508)      (1.508)       10.465
- from prior years                       12.596      (19.085)      (6.489)            -


Offset of tax-loss carryforwards                                        -             -
                                                                  -------        ------
Taxable income                                                    (20.953)       26.352
                                                                  =======        ======

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS


        Corporation tax is as follows:


                                                         THOUSAND PESETAS
                                                  ----------------------------
                                                  30.09.1997        30.09.1996
                                                  ----------        ----------

        Current taxes                                     -              7.299
        Deferred tax liability                       (3.861)            (4.369)
        Deferred tax assets                         (35.956)               707
                                                    -------              -----

                                                    (39.817)             3.637
                                                    ========             =====


        Current corporation tax is the result of applying the 35% rate to taxable income.

        Tax loss carryforwards recorded by the company totalling Ptas 20,953,000 may be used to offset profits made over the next 7 years.

        The components of income before income taxes are as follows:


                                                      THOUSAND PESETAS
                                                      ----------------
                                                            1997
                                                            ----

            Spanish operations                            (15.932)
                                                          -------

                                                          (15.932)
                                                          =======


        The Corporation tax charge for the year is analyzed as follows:


                                                       THOUSAND PESETAS
                                                       ----------------
                                                   1997              1996
                                                   ----              ----

     Corporation tax payable for the year             -             7.299
     Deferred tax liability                      (3.861)           (4.369)
     Deferred tax assets                         (7.068)              707
     Revaluation's net tax effect               (26.753)                -
     Tax credits                                 (2.135)                -
                                                 -------           ------

                                                (39.817)            3.637
                                                ========           ======

     Effective tax rate                          (249,9)             26,3
                                                ========           ======

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS




        THE TAX EFFECTS OF THE SIGNIFICANT TEMPORARY DIFFERENCES THAT COMPRISE THE DEFERRED TAX ASSETS AND LIABILITIES ARE AS FOLLOWS:


                                                           THOUSAND PESETAS
                                                           ----------------
                                                                  1997
                                                                  ----
             Assets:
             Non-current

             Revaluation's tax effect                            26.753
                                                                 ------
             Current:
             Investment tax credits                               2.135
             Tax loss carry forward                               7.334
             Other                                                   67
                                                                 ------
                                                                  9.536
                                                                 ------
             Gross deferred tax assets                           36.289
                                                                 ======


             Liabilities:
             Non-Current:
             Fixed assets                                         2.354
                                                                 ======


        The Company has recorded Ptas. 2,1 million pesetas corresponding to investment tax credits, which may be reversed with taxable income during the five following years.

        All the Company's returns for the last five years for the main taxes to which it is subject to are open to inspection by the tax authorities.

        As a result, amongst other things, of the different interpretations to which Spanish tax legislation lends itself, additional tax assessments may be raised in the event of a tax inspection. The Directors consider, however, that any additional assessments that might be made would not significantly affect these accounts.

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS


11.     SHAREHOLDERS' EQUITY


        Movements in Capital and reserves are set out below:

                                                     THOUSAND PESETAS
                                        -------------------------------------------
                                                           OTHER         PROFIT FOR
                                        SHARE CAPITAL     RESERVES        THE YEAR
                                        -------------     --------        --------
          CLOSING BALANCE 30.09.96          74.686         593.362         10.187
                                            ======         =======         ======

          Distribution to reserves               -          10.187        (10.187)
          Profit for the year                    -               -         23.885
          Dividends                              -         (30.000)             -
          Other movements                        -            (279)             -
                                            ------         -------         ------

          CLOSING BALANCE 30.09.97          74.686         573.270         23.885
                                            ======         =======         ======


a)      Share capital

        Share capital consists of 149,372 fully paid registered shares with a par value of Ptas 500 each.

        At 30 September 1997 the companies which hold an interest equalling or exceeding 10% of the Company are as follows:


                                                         PERCENT INTEREST
                                                --------------------------------
                       NUMBER OF SHARES         30.09.1997            30.09.1996
                       ----------------         ----------            ----------

Sidlaw Plc                 149.372                 100%                  75%

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS



b)      Other reserves


        Movements in other reserves are set out below:

                                                         THOUSAND PESETAS
                                              -------------------------------------

                                                            VOLUNTARY
                                              LEGAL          RESERVES         TOTAL
                                              -----          --------         -----
           OPENING BALANCE 30.09.96           14.937         578.425         593.362
           Distribution profit                     -          10.187          10.187
           Dividends                               -         (30.000)        (30.000)
           Other movements                         -            (279)           (279)
                                              ------         -------         -------

           CLOSING BALANCE 30.09.97           14.937         558.333         573.270
                                              ======         =======         =======


        Legal reserve

        Appropriations to the legal reserve are made in compliance with Article 214 of the Spanish Companies Act, which stipulates that 10% of profits must be transferred to this reserve until it represents at least 20% of share capital.

        The legal reserve is not available for distribution., Should it be used to offset losses in the event of no other reserves being available, it must be replenished out of future profits.

        Voluntary reserve

        The voluntary reserve contains profits from prior years which were not distributed or assigned to obligatory reserves. The balance of this reserve is freely available. During the year, in accordance with a resolution adopted by the General Meeting held on 28 November 1996 this reserve was distributed to shareholders as a dividend totalling Ptas
        200.84 per share, for a total amount of Ptas 30,000,000 and charged to voluntary reserves.

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS


c)      Profit for the period

        The distribution of 1997 profit and other reserves will be proposed at the Annual General Meeting, as well as the distribution of profits for 1996 is set out below.


          Available for distribution                    1997         1996
          --------------------------                    ----         ----

          Profit and loss for the year                 23.885        10.187
                                                       ======        ======


          Distribution
          ------------

          Voluntary reserves                           23.885        10.187
                                                       ======        ======



12.     INCOME AND EXPENSE

a)      Transactions with Group undertakings


                                                   30.09.1997       30.09.1996
                                                   ----------       ----------

          Net purchases                               10.070              96
          Services received                           12.050               -
          Net sales                                    3.738             659


        Services received records Ptas 11,000,000 relating to a contract concluded with the single shareholder (Sidlaw Group Plc.), in accordance with which the shareholder provides financial, human resource, market research and advisory services. This agreement is in force between 1 October 1996 and 30 September 1997.

                      FABBRI ARTES GRAFICAS VALENCIA, S.A.
                              NOTES TO THE ACCOUNTS



b)      Transactions denominated in foreign currencies

        The amounts of transactions denominated in foreign currencies are set out below:


                                                        THOUSAND PESETAS
                                                        ----------------
                                                    01.10.1996 TO 30.09.1997
                                                    ------------------------

            Purchases                                         18.883
            Sales                                            107.638
            Services received                                  2.606
            Services rendered                                      -


13.     INTEREST EXPENSE, NET

        Interest expense, net comprises:


                                                      THOUSAND PESETAS
                                                      ----------------
                                                 30.09.1997     30.09.1996
                                                 ----------     ----------

          Income
          Gains on exchange                          1.418              79
          Other income                              17.698          18.565
          Income from trading securities               841           5.899
                                                    ------          ------

                                                    19.957          24.543
                                                    ------          ------

          Less expenses:
           Losses on exchange                          103             466
           Amounts owed to third parties and
           similar expenses                          7.579             239
                                                    ------          ------

                                                   (7.682)           (705)
                                                    ------          ------

          INTEREST EXPENSE, NET                     12.275          23.838
                                                    ======          ======


14.     POST-BALANCE SHEET EVENTS

        Subsequent to the year end the Company's single shareholder, Sidlaw Group Plc., sold its interest in the Company to the company "EPL TECHNOLOGIES, S.L.", a subsidiary of EPL TECHNOLOGIES INC.

                               UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION


On December 11, 1997, EPL Technologies, Inc. (the "Company") acquired all of the issued and outstanding share capital of Fabbri Artes Graficas Valencia S.A. ("Fabbri").

The following unaudited condensed consolidated pro forma financial statements ("the Pro Forma Financial Statements") of the Company are based on historical consolidated financial statements of the Company as adjusted to give effect to the Fabbri Acquisition and the Series D Placement, as described in the notes to the Pro Forma Financial Statements below. This information is being provided pursuant to an amendment to the initial Form 8-K filing with respect to the acquisition of Fabbri, as permitted and required under the applicable rules and regulations. The unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 give effect to the Fabbri Acquisition and the Series D Placement as if they had occurred as of January 1, 1996. The pro forma balance sheet gives effect to the Fabbri Acquisition and the Series D Placement as if they occurred as of September 30, 1997. The allocation of purchase price for the Fabbri acquisition is based on a preliminary estimate of the fair value of the assets acquired.

The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the historical Consolidated Financial Statements of the Company, including the notes thereto, and other financial information pertaining to the Company. The Pro Forma Financial Data do not purport to represent what the Company's actual results of operations or actual financial position would have been if the Fabbri Acquisition and the Series D Placement had, in fact, occurred on such dates or to project the Company's results of operations or financial position for any future period or date. The Pro Forma Financial Data do not give effect to any transactions other than the Fabbri Acquisition and the Series D Placement, discussed in the notes to the Pro Forma Financial Statements below.

The pro forma statement of operations for the year ended December 31, 1996 include the results of operations of Fabbri for the year ended September 31, 1996, and the pro forma statement of operations for the nine months ended September 30, 1997 include the results of operations of Fabbri for the nine months ended September 31, 1997.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS



                                                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                                                  ---------------------------------------------------------
                                                                    HISTORICAL RESULTS
                                                                  ---------------------------
                                                                                                  PRO FORMA
                                                                  THE COMPANY      FABBRI {a}    ADJUSTMENTS     PRO FORMA
                                                                  -----------     -----------    -----------    -----------
                                                                    (Dollars in thousands except share and per share data)
Net sales                                                         $    11,314           8,121                        19,435
Cost of sales                                                           9,136           6,375                        15,511
                                                                  -----------     -----------                   -----------
Gross profit                                                            2,178           1,746                         3,924
Selling, general and administrative expenses                            4,413           1,440                         5,853
Research and development costs                                            939              --                           939
Depreciation and Amortization                                           1,010             301          85 {c}         1,396
                                                                  -----------     -----------                   -----------
Income (loss) from operations                                          (4,184)              5                        (4,264)
Allocations from corporate                                                 --              87        (87) {b}            --
Interest expense, net                                                      20            (191)                         (171)
Minority interest                                                         (10)             --                           (10)
                                                                  -----------     -----------                   -----------
Income (loss) before income taxes                                      (4,194)            109                        (4,083)
Provision (benefit) for income taxes                                      101              29                           130
                                                                  -----------     -----------                   -----------
Net Income (loss)                                                      (4,295)             80                        (4,213)
Accretion, discount and dividends on preferred stock {f}                  999              --         500 {d}         2,299
                                                                                                      800 {e}
                                                                  -----------     -----------                   -----------
Net Loss available for common shareholders                             (5,294)             80                        (6,512)
                                                                  ===========     ===========                   ===========
Loss per common share                                                   (0.36)                                        (0.44)
                                                                  ===========                                   ===========
Weighted average number of common and common
  equivalent shares outstanding                                    14,873,518                                    14,873,518
                                                                  ===========                                   ===========


       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS



                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                            -----------------------------------------------------------------
                                                                HISTORICAL RESULTS
                                                            ---------------------------
                                                                                                PRO FORMA
                                                             THE COMPANY     FABBRI {a}         ADJUSTMENTS       PRO FORMA
                                                            --------------   ----------        ------------      ------------
                                                                  (Dollars in thousands except share and per share data)
Net sales                                                   $      14,047        4,994                                19,041
Cost of sales                                                      12,604        4,111                                16,715
                                                            --------------   ----------                          ------------
Gross profit                                                        1,443          883                                 2,326
Selling, general and administrative expenses                        4,438          966                                 5,404
Research and development costs                                        869           --                                   869
Depreciation and amortization                                         931          220                 64 {c}          1,215
                                                            --------------   ----------                          ------------
Loss from Operations                                               (4,795)        (303)                               (5,162)
Allocations from corporate                                                          62                (62){b}             --
Interest expense, net                                                  85          (60)                                   25
Minority interest                                                    (213)          --                                  (213)
                                                            --------------   ----------                          ------------
Loss before income taxes                                           (4,667)        (305)                               (4,974)
Provision (benefit) for income taxes {g}                               --         (309)                                 (309)
                                                            --------------   ----------                          ------------
Net Income (Loss)                                                  (4,667)           4                                (4,665)
Accretion, discount and dividends on preferred stock {f}              411           --                375 {d}            766
                                                            --------------   ----------                          ------------
Net loss available for common shareholders                         (5,078)           4                                (5,451)
                                                            ==============   ==========                          ============
Loss per common share                                                (0.31)                                             (0.33)
                                                            ==============                                       ============
Weighted average number of common and common
  equivalent shares outstanding                                16,300,847                                         16,300,847
                                                            ==============                                       ============

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        PRO FORMA STATEMENT OF OPERATIONS


(a) To reflect the inclusion of the historical statement of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 of Fabbri. The historical statement of operations, denominated in pesetas, was converted into U.S. dollars using an average exchange rate of 126.84 and 145.82 for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively.

(b) To eliminate corporate overhead, such as technology expenses and management fees, allocated to Fabbri from its parent as recorded in Fabbri's historical financial statements. These charges are not a component of the on-going expense structure of the Company and are not expected to be incurred in future periods.

(c) To reflect additional depreciation expense resulting from a $1.3 million increase in property and equipment valuation recorded as a part of the overall purchase price allocation of the Fabbri Acquisition.

(d) To reflect the 4% per annum increase in the value of the Series D Stock as a dividend.

(e) To reflect the accretion of the discount on the Series D Preferred Stock (6%) over nine months, the date afterwhich all of the Series D Preferred Stock could be converted into shares of Common Stock.

(f) The Company issued warrants in connection with its Series D Preferred Stock. The Company is presently in the process of evaluating the fair value of such warrants. Such fair value, if any, when determined will be accreted over the life of the warrants (five years), resulting in an increase in Accretion, Discount and Dividends on Preferred Stock and Net Loss Available for Common Shareholders.

(g) During the nine months ended September 30, 1997, Fabbri revalued its property, plant and equipment to fair market value to comply with Spanish law, resulting in the recording of a one-time increase to both the book and tax bases of such assets in the amount of 33.2 million pesetas (approximately $227,000 at an exchange rate of $1.00:145.82 pesetas). Because such adjustment is not permitted for financial reporting purposes under U.S. generally accepted accounting principles, this amount has been eliminated from the historical Fabbri balances included herein to properly reflect the assets at historical cost. Accordingly, the Company has recorded a one-time income tax benefit of
33.2 million pesetas to account for the difference between the book and tax bases of its property, plant and equipment.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET



                                                                 AS OF SEPTEMBER 30, 1997
                                               ------------------------------------------------------------

                                                  HISTORICAL INFORMATION
                                               ----------------------------
                                                                                PRO FORMA
                                               THE COMPANY      FABBRI {a}     ADJUSTMENTS       PRO FORMA
                                               ------------   -------------   ------------      -----------
                                                 (Dollars in thousands except share and per share data)
CURRENT ASSETS
Cash and cash equivalents                            1,166             525         11,662 {b}        7,853
                                                                                   (5,500){c}
Accounts receivable, net                             2,973           1,493                           4,466
Due from related parties                                31              --                              31
Inventories                                          2,195           1,472                           3,667
Prepaid expenses & other current assets              1,280              63           (241){c}        1,102
                                               ------------   -------------   ------------      -----------
  Total current assets                               7,645           3,553          5,921           17,119

Property Plant & Equipment, net                      4,121           1,898          1,285 {c}        7,304
Other Assets                                            --             185                             185
Patent & distribution rights, net of
 accumulated amortization                            1,056              --                           1,056
Goodwill                                             2,324              --                           2,324
Other intangibles, less accumulated
amortization                                           228              --                             228
                                               ------------   -------------   ------------      -----------
  TOTAL ASSETS                                      15,374           5,636          7,206           28,216
                                               ============   =============   ============      ===========
CURRENT LIABILITIES
Accounts payable                                     4,362             980                           5,342
Accrued expenses                                       713             184                             897
Other liabilities                                      661              --                             661
Line of credit - related party                         338              --           (338){b}           --
Current portion of long term debt                      222              --                             222
                                               ------------   -------------   ------------      -----------
  Total Current Liabilities                          6,296           1,164           (338)           7,122

Long term debt                                       2,107              --                           2,107
Deferred income taxes                                  142              16                             158
                                               ------------   -------------   ------------      -----------
  TOTAL LIABILITIES                                  8,545           1,180           (338)           9,387

Convertible Series D Convertible
 Preferred Stock                                        --              --         12,000 {b}       12,000

SHAREHOLDERS' EQUITY
Convertible Series A Preferred Stock                 2,143              --                           2,143
Convertible Series B Preferred Stock                    --              --                              --
Convertible Series C Preferred Stock                    --              --                              --
Common Stock                                             9             495           (495){c}            9
                                                                                                        --
Additional paid-in capital                          25,635              --                          25,635
                                                                                                        --
Accumulated deficit                                (21,022)          3,961         (3,961){c}      (21,022)
Foreign currency translation adjustment                 64              --                              64
                                               ------------   -------------   ------------      -----------
  Total Shareholders' Equity                         6,829           4,456         (4,456)           6,829
                                               ------------   -------------   ------------      -----------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        15,374           5,636          7,206           28,216
                                               ============   =============   ============      ===========

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                             PRO FORMA BALANCE SHEET


(a) To reflect the net assets of Fabbri as of September 30, 1997, which were acquired on December 11, 1997. The historical balance sheet of Fabbri, denominated in pesetas, was converted into U.S. dollars using a month-end exchange rate of 150.75 as of September 30, 1997.

(b) To give effect to the $12.5 million Series D Private Placement, which was consummated on November 11, 1997 and the application of the net proceeds therefrom. The Series D Preferred Stock agreement contains certain provisions, some of which may be considered to be outside of the Company's control, that could provide the Series D holders with the ability to redeem their shares. Subsequent to September 30, 1997, additional amounts under the line of credit-related party were drawn down by the Company. All such amounts, including any associated costs and interest, together with the amounts drawn as of September 30, 1997, were repaid out of the net proceeds from the Series D Placement.

(c) To give effect to the (i) cash payment to purchase the net assets of Fabbri pursuant to the Fabbri Acquisition, (ii) reclassification of the prepaid costs associated with the Fabbri Acquisition, (iii) net increase in valuation of the fixed assets acquired and (iv) elimination of the net assets of Fabbri on a consolidated basis. Subsequent to September 30, 1997, additional costs, currently estimated at approximately $200,000, were incurred with respect to the Fabbri Acquisition. Such costs have not been reflected herein.